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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National Oilwell, Inc. for the registration of $200,000,000 5.65% Senior Notes due 2012 and to the incorporation by reference therein of our report dated February 18, 2003, with respect to the consolidated financial statements of National Oilwell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





March 6, 2003
Houston, Texas